   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 1997

                                                 REGISTRATION NO. 333-30005
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 2

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                            VIROPHARMA INCORPORATED
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                     2834                    23-2789550
     (STATE OR OTHER           (PRIMARY STANDARD           (I.R.S.EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                            76 GREAT VALLEY PARKWAY
                               MALVERN, PA 19355
                                 (610) 651-0200
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                 CLAUDE H. NASH
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            VIROPHARMA INCORPORATED
                            76 GREAT VALLEY PARKWAY
                               MALVERN, PA 19355
                                 (610) 651-0200
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
          DAVID R. KING, ESQ.                       ALAN DEAN, ESQ.
      MORGAN, LEWIS & BOCKIUS LLP                DAVIS POLK & WARDWELL
         2000 ONE LOGAN SQUARE                    450 LEXINGTON AVENUE
         PHILADELPHIA, PA 19103                    NEW YORK, NY 10017
             (215) 963-5000                          (212) 450-4000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pur-suant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effec-tive registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the expenses to be incurred by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the Securities and Exchange Commission registra-tion fee, the National Association of Securities Dealers filing fee and the Nasdaq National Market filing fee:

                                                                       --------
       Securities and Exchange Commission registration fee............ $ 11,152
       National Association of Securities Dealers, Inc. Filing Fee....    4,180
       The Nasdaq Stock Market Listing Fee............................   17,500
       Transfer Agent and Registrar Fees..............................    5,000
       Printing and engraving expenses................................  100,000
       Legal fees and expenses........................................  100,000
       Accounting fees and expenses...................................   45,000
       Blue Sky fees and expenses (including legal fees)..............   15,000
       Miscellaneous..................................................    2,168
                                                                       --------
         Total........................................................ $300,000
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law and the Company's By-Laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's By-Laws filed as Exhibit 3.2 hereto.

In addition, certain directors of the Company are parties to indemnification agreements with the Company. Pursuant to the agreements, such directors are to be indemnified against liabilities and expenses incurred in connection with their services to the Company to the fullest extent permitted by Delaware law. Such indemnification is subject to the director's meeting the applicable stan-dard of care and to a determination to indemnify by a majority of disinterested directors (as defined in the agreements) or by independent counsel (also as defined in the agreements).

The Underwriting Agreement provides that the Underwriter is obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1 hereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


Since December 1994, the registrant has issued and sold the following unregis-tered securities:

  1. Upon the founding of the Company in December 1994, certain founders of the Company purchased an aggregate of 675,750 shares of Common Stock pur-suant to restricted stock purchase agreements. Each purchaser paid $0.002 per share of Common Stock, then valued at $0.10 per share. In addition, an affiliate of a founder purchased 165,750 shares of Common Stock. The affil-iate paid $0.002 per share.

  2. From December 1994 to January 1995, the Company sold 350,000 shares of Series A Preferred Stock for an aggregate price of $175,000, or $0.50 per share, to certain of the founders of the Company. All of such outstanding shares of Series A Preferred Stock converted into an aggregate of 178,500 shares of Common Stock upon completion of the Company's initial public offering.

  3. In December 1994, the Company sold an 8.5% Convertible Demand Promissory
  Note in the principal amount of $162,500 to an affiliate of a founder of the Company. In December 1994, the founder assigned the note to two affili-ates of another founder, who converted their notes into a total of 325,000 shares of Series A Preferred Stock at $0.50 per share in June 1995. All of such outstanding shares of Series A Preferred Stock converted into an aggregate of 165,750 shares of Common Stock upon completion of the Company's initial public offering.

  4. Pursuant to a right granted in December 1994, a director purchased 51,000 shares of Common Stock under a January 1996 restricted stock pur-chase agreement at $0.10 per share.

  5. In March and May 1995, the Company sold two 9.5% Convertible Demand Promissory Notes in the principal amounts of $100,000 and $50,000 to each of three private investors and one 9.5% Convertible Promissory Note in the principal amount of $30,000 to an executive officer. All the notes were cancelled in connection with such investors' and executive officer's pur-chase of Series B Preferred Stock described in paragraph 7 below, in par-tial or full payment for the shares.

  6. In connection with the purchase of the 9.5% Convertible Demand Promis-sory Notes, the Company issued warrants to purchase 49,998 shares of Series B Preferred Stock, respectively, to each of the three private investors and 10,000 shares to the executive officer. Two of the private investors subse-quently transferred all or portions of the warrants to successors or affil-iates. Upon the closing of the Company's initial public offering, the war-rants automatically became exercisable for 25,499 shares of Common Stock for each of the private investors and 5,100 shares for the chief executive officer.

  7. Between June 1995 and October 1995, the Company sold 7,060,000 shares of Series B Preferred Stock for an aggregate of $7,060,000, or $1.00 per share, to private investors and an executive officer of the Company. All of such outstanding shares of Series B Preferred Stock converted into an aggregate of 3,600,600 shares of Common Stock upon the closing of the Company's initial public offering.

  8. In September 1995, the Company issued a warrant to purchase 42,500 shares of Series B Preferred Stock at $1.50 per share to an equipment sup-plier in connection with a Master Lease Agreement between the Company and the equipment supplier. Upon the closing of the Company's initial public offering, the warrant automatically became exercisable for 21,675 shares of Common Stock at $2.94 per share.

  9. In May 1996, the Company sold 3,222,222 shares of Series C Preferred Stock for an aggregate of $7,249,999.50, or $2.25 per share, to private investors and the executive officers of the Company. All of such out-standing shares of Series C Preferred Stock converted into an aggregate of 1,643,333 shares of Common Stock upon the closing of the Company's initial public offering.

  10. From 1994 to the present, the Company has granted options to acquire an aggregate of 728,712 shares of Common Stock, at exercise prices ranging from $0.10 to $13.25, to various directors, officers, employees and non-employees. To date, options to purchase 21,675 shares of Common Stock have been exercised.

  11. In June 1997, the Company issued 71,795 shares of Common Stock pursuant to a cashless exercise of warrants that were otherwise exercisable on a cash basis for 81,597 shares of Common Stock.

The Company believes that the transactions described above were exempt from registration under Sections 3(a)(9), 3(b) or 4(2) of the Securities Act because the subject securities were, respectively, either (i) exchanged by the issuer with its existing security holders exclusively, with no commission or other remuneration being paid or given directly or indirectly for soliciting such exchange, (ii) issued pursuant to a compensatory benefit plan pursuant to Rule 701 under the Securities Act or (iii) sold to a limited group of persons, each of whom was believed to have been a sophisticated investor or had a pre-existing business or personal relationship with the Company or its management and was purchasing for investment without a view to further distribution. Restrictive legends were placed on stock certificates evidencing the shares and/or agreements relating to the right to purchase such shares described above.

Specifically, the Company believes that the transactions described in paragraph 1 and certain transactions described in paragraphs 2, 3, 5, 6, 7, 8, 9 and 11 were exempt from registration under Section 4(2) of the Securities Act. The Company believes that the transactions relating to the conversion of the pre-ferred stock and the notes described in paragraphs 2, 3, 5, 6, 7 and 9 were or will be exempt from registration under Section 3(a)(9) of the Securities Act. In respect of the right described in paragraph 4 and the options described in paragraph 10, the Company is relying upon the fact that such grants were not sales or, if such grants were sales, they and the exercises described were exempt from registration under Sections 4(2) and 3(b) of the Securities Act. The Company intends to file registration statements on Form S-8 under the Secu-rities Act to register all of the shares of Common Stock underlying the Company's outstanding options.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (A)EXHIBIT DESCRIPTION
 ---------- -----------
  1.1*      Form of Underwriting Agreement.
  3.1       Second Amended and Restated Certificate of Incorporation of the
            Company.(1) (Exhibit 3.1)
  3.2++     By-Laws of the Company, as amended.(1) (Exhibit 3.2)
  5**       Opinion of Morgan, Lewis & Bockius LLP regarding legality of the shares of Common Stock being offered.
 10.1++     1995 Stock Option Plan.(1) (Exhibit 10.1)
 10.2       ViroPharma 401(k) Employee Savings Plan, effective July 1, 1995.(1)
            (Exhibit 10.2)
 10.3       Lease dated September 19, 1995 between the Company and Centocor
            Property Management Corp.(1)
            (Exhibit 10.3)
 10.4       Master Lease Agreement dated September 13, 1995 between the Company and Comdisco, Inc.(1) (Exhibit 10.4)
 10.5       Master Equipment Lease No. 053-0005 dated December 1, 1995 between the Company and Phoenix Leasing Incorporated.(1) (Exhibit 10.5)
 10.6(a)+   Agreement dated December 22, 1995 between the Company and
            Sanofi.(1) (Exhibit 10.6)
 10.7+      Collaborative Research Agreement dated as of August 15, 1996 between the Company and Boehringer Ingelheim Pharmaceuticals,
            Inc.(1) (Exhibit 10.7)
 10.8       Form of Employment Agreement.(1) (Exhibit 10.8)
 10.9       Form of Indemnification Agreement.(1) (Exhibit 10.9)
 10.10      Form of Employee Stock Purchase Agreement.(1) (Exhibit 10.10)
 10.11      Restricted Stock Purchase Agreement dated as of January 17, 1996, by and between the Company and Frank Baldino, Jr.(1) (Exhibit 10.11)
 10.12      Series B Convertible Preferred Stock Purchase Agreement dated as of
            June 16, 1995 among the Company and each of the entities on the
            "Schedule of Purchasers" attached thereto as Schedule A.(1)
            (Exhibit 10.12)
 10.13      Series C Convertible Preferred Stock Purchase Agreement dated as of
            May 30, 1996 among the Company and each of the individuals and entities on the "Schedule of Purchasers" attached thereto as
            Schedule A.(1)
            (Exhibit 10.13)
 10.14      Form of Warrants to Purchase Series B Preferred Stock dated March
            3, 1995 and May 12, 1995.(1)
            (Exhibit 10.14)
 10.15      Warrant Agreement dated as of September 13, 1995 between the
            Company and Comdisco, Inc.(1)
            (Exhibit 10.15)
 10.16      Amended and Restated Investors' Rights Agreement, dated as of May
            30, 1996, by and among the Company and the persons identified on
            Schedule A, Schedule B and the Schedule of Founders thereto.(1)
            (Exhibit 10.16)
 10.17      Form of Amendment to Employee Stock Purchase Agreement.(1) (Exhibit
            10.17)
 10.18      Amendment to Restricted Stock Purchase Agreement dated as of
            January 17, 1996, among the Company and Frank Baldino, Jr., dated as of January 17, 1996.(1) (Exhibit 10.18)
 10.19**    Development Agreement dated as of April 16, 1997, by and among
            SELOC AG, SICOR, S.A. and the Company.
 10.20**    First Amendment to Agreement dated as of February 21, 1997 by and between Sanofi and the Company.
 10.21**    Promissory Note of Jon M. Rogers and Traci J. Rogers, dated as of
            June 12, 1997.
 10.22**    Letter Agreement dated May 6, 1997, by and between the Company and
            Centocor, Inc.
 23.1**     Consent of KPMG Peat Marwick LLP.
 23.2**     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).
 24**       Power of Attorney (included on signature page).
 27**       Financial Data Schedule.

(b) No Financial Statement Schedules filed.
-------
* Filed herewith.

** Previously filed.

+ Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.
++ Compensation plans and arrangements for executives and others.
(1) Filed as an Exhibit to Registration Statement on Form S-1 (File No. 333-12407), as amended, initially filed on September 20, 1996.

ITEM 17. UNDERTAKINGS

A. The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

A. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Regis-trant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, there-fore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the suc-cessful defense of any action, suit or proceeding) is asserted by such direc-tor, officer or controlling person in connection with the securities being reg-istered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

B. The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Reg-istration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Regis-tration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN MALVERN, PENNSYLVANIA ON JULY 9, 1997.

                                        Viropharma Incorporated

                                              /s/ Claude H. Nash, Ph.D.
                                        By: ___________________________________
                                                  CLAUDE H. NASH, PH.D.
                                           PRESIDENT, CHIEF EXECUTIVE OFFICER


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

/s/ Claude H. Nash, Ph.D.               President, Chief
---------------------------------------  Executive Officer      July 9, 1997
CLAUDE H. NASH, PH.D.                    and Chairman of the
                                         Board (Principal
                                         Executive Officer)

/s/ Vincent J. Milano                   Vice President,
---------------------------------------  Finance and            July 9, 1997
VINCENT J. MILANO                        Administration
                                         (Principal
                                         Financial and
                                         Accounting Officer)

                                        Director
                *                                                July 9, 1997
---------------------------------------
FRANK BALDINO, JR., PH.D.

                                        Director
                *                                                July 9, 1997
---------------------------------------
STEVE DOW

                                        Director
                *                                                July 9, 1997
---------------------------------------
JON N. GILBERT

                                        Director
                *                                                July 9, 1997
---------------------------------------
ANN H. LAMONT

                                        Director
                *                                                July 9, 1997
---------------------------------------
CHRISTOPHER MOLLER, PH.D.

                                                                July 9, 1997

  /s/ Claude H. Nash, Ph.D.

*By: _________________________

  CLAUDE H. NASH, PH.D. AS
  ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT  DESCRIPTION
 -------  -----------
  1.1*    Form of Underwriting Agreement.
  3.1     Second Amended and Restated Certificate of Incorporation of the
          Company.(1) (Exhibit 3.1)
  3.2++   By-Laws of the Company, as amended.(1) (Exhibit 3.2)
  5**     Opinion of Morgan, Lewis & Bockius LLP regarding legality of shares of Common Stock being registered.
 10.1++   1995 Stock Option Plan.(1) (Exhibit 10.1)
 10.2     ViroPharma 401(k) Employee Savings Plan, effective July 1, 1995.(1)
          (Exhibit 10.2)
 10.3     Lease dated September 19, 1995 between the Company and Centocor
          Property Management Corp.(1)
          (Exhibit 10.3)
 10.4     Master Lease Agreement dated September 13, 1995 between the Company and Comdisco, Inc.(1) (Exhibit 10.4)
 10.5     Master Equipment Lease No. 053-0005 dated December 1, 1995 between the Company and Phoenix Leasing Incorporated.(1) (Exhibit 10.5)
 10.6(a)+ Agreement dated December 22, 1995 between the Company and Sanofi.(1)
          (Exhibit 10.6)
 10.7+    Collaborative Research Agreement dated as of August 15, 1996 between the Company and Boehringer Ingelheim Pharmaceuticals, Inc.(1)
          (Exhibit 10.7)
 10.8     Form of Employment Agreement.(1) (Exhibit 10.8)
 10.9     Form of Indemnification Agreement.(1) (Exhibit 10.9)
 10.10    Form of Employee Stock Purchase Agreement.(1) (Exhibit 10.10)
 10.11    Restricted Stock Purchase Agreement dated as of January 17, 1996, by and between the Company and Frank Baldino, Jr.(1) (Exhibit 10.11)
 10.12    Series B Convertible Preferred Stock Purchase Agreement dated as of
          June 16, 1995 among the Company and each of the entities on the
          "Schedule of Purchasers" attached thereto as Schedule A.(1) (Exhibit
          10.12)
 10.13    Series C Convertible Preferred Stock Purchase Agreement dated as of
          May 30, 1996 among the Company and each of the individuals and entities on the "Schedule of Purchasers" attached thereto as Schedule
          A.(1)
          (Exhibit 10.13)
 10.14    Form of Warrants to Purchase Series B Preferred Stock dated March 3,
          1995 and May 12, 1995.(1)
          (Exhibit 10.14)
 10.15    Warrant Agreement dated as of September 13, 1995 between the Company and Comdisco, Inc.(1)
          (Exhibit 10.15)
 10.16    Amended and Restated Investors' Rights Agreement, dated as of May 30,
          1996, by and among the Company and the persons identified on Schedule
          A, Schedule B and the Schedule of Founders thereto.(1) (Exhibit 10.16)
 10.17    Form of Amendment to Employee Stock Purchase Agreement.(1) (Exhibit
          10.17)
 10.18    Amendment to Restricted Stock Purchase Agreement dated as of January
          17, 1996, among the Company and Frank Baldino, Jr., dated as of
          January 17, 1996.(1) (Exhibit 10.18)
 10.19**  Development Agreement dated as of April 16, 1997, by and among SELOC
          AG, SICOR, S.A. and the Company.
 10.20**  First Amendment to Agreement dated as of February 21, 1997 by and between Sanofi and the Company.
 10.21**  Promissory Note of Jon M. Rogers and Traci J. Rogers, dated as of
          June 12, 1997.
 10.22**  Letter Agreement dated May 6, 1997, by and between the Company and
          Centocor, Inc.
 23.1**   Consent of KPMG Peat Marwick LLP.
 23.2**   Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
 24**     Power of Attorney (included on signature page).
 27**     Financial Data Schedule.

-------
* Filed herewith.

** Previously filed.

+ Portions of this exhibit were omitted and filed separately with the Secretary of the Commission pursuant to an application for confidential treatment filed with the Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.
++ Compensation plans and arrangements for executives and others.
(1) Filed as an Exhibit to Registration Statement on Form S-1 (File No. 333-12407), as amended, initially filed on September 20, 1996.